Burke & Herbert Financial Services Corp. Announces First Quarter 2026 Results and Declares Common Stock Dividend
For Immediate Release
April 23, 2026
Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter ended March 31, 2026. In addition, at its meeting on April 23, 2026, the board of directors declared a $0.55 per share regular cash dividend to be paid on June 1, 2026, to shareholders of record as of the close of business on May 15, 2026.
From David P. Boyle, Company Chair and Chief Executive Officer
"I’m pleased with our first quarter 2026 results which have put us on a good trajectory for the year. Our new loan originations were strong and we grew our loan portfolio while maintaining a solid core deposit base. Our balance sheet is well-positioned, asset quality metrics are in line with our moderate risk profile, and we delivered top quartile returns compared to our peers. We’re looking forward to our upcoming merger with LINKBANK and the benefits it will provide for our combined customers, employees, communities, and shareholders."
Q1 2026 Highlights
•For the quarter, net income applicable to common shares totaled $27.1 million; adjusted (non-GAAP1) operating net income applicable to common shares was $28.2 million.
•Diluted earnings per common share (“EPS”) was $1.79; adjusted (non-GAAP1) diluted EPS of $1.87.
•For the quarter, the annualized return on average assets (“ROA”) was 1.39%, the annualized return on average equity (“ROE”) was 12.62%, and the annualized return on average tangible common equity (“ROATCE”) (non-GAAP1) was 13.87%.
•On an adjusted basis (non-GAAP1), ROA was 1.45%, ROE was 13.30%, and ROATCE was 14.44%.
•Tangible common equity to tangible assets (non-GAAP1) was 9.93%.
•Ending total gross loans were $5.4 billion and ending total deposits were $6.3 billion; ending loan-to-deposit ratio was 85.4%. The net interest margin (non-GAAP1) was 4.09% for the three months ended March 31, 2026.
•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.8 billion at the end of the first quarter.
•Asset quality metrics remain within the Company’s moderate risk profile with adequate reserve coverage.
•The Company continues to be well-capitalized, ending the quarter with 13.8%2 Common Equity Tier 1 capital to risk-weighted assets, 16.5%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 11.3%.2
•On April 13, 2026, the Company and LINKBANCORP, Inc. (“LINK”) (Nasdaq: LNKB) announced receipt of regulatory approval required to complete the previously announced merger

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) Ratios as of March 31, 2026, are estimated.

pursuant to which Burke & Herbert will acquire LINK. The merger is expected to close on May 1, 2026, pending satisfaction of customary closing conditions.
Results of Operations
First Quarter 2026 compared to Fourth Quarter 2025
The Company reported first quarter 2026 net income applicable to common shares of $27.1 million, or $1.79 per diluted common share, compared to fourth quarter 2025 net income applicable to common shares of $30.0 million, or $1.98 per diluted common share.
•Period-end total gross loans were $5.4 billion at March 31, 2026, an increase of $17.0 million from December 31, 2025, as the Company originated $132.0 million of new, relationship-based loan commitments.
•Period-end total deposits were $6.3 billion at March 31, 2026, a decrease of $71.7 million from December 31, 2025. Excluding a $61.0 million decrease in brokered deposits, core deposits decreased $10.7 million.
•Net interest income for the quarter was $71.8 million compared to $74.9 million in the prior quarter due to a decrease in interest income of $5.7 million, partially offset by a decrease in interest expense of $2.6 million. The decrease in total interest expense was primarily driven by lower deposit costs from a decrease in the balance of brokered time deposits and lower rates on certain deposit products.
•Net interest margin on a fully taxable equivalent basis (non-GAAP1) decreased to 4.09% versus 4.11% in the fourth quarter of 2025, mainly attributable to a decrease in average volume and average rate on loans and an increase in average volume on short-term borrowings compared to the fourth quarter of 2025.
•Accretion income on loans during the quarter was $6.8 million, and the amortization expense impact on interest expense was $1.4 million, or 30.5 bps of net interest margin on an annualized basis in the first quarter of 2026. In the prior quarter, accretion income on loans during the quarter was $8.7 million, and the amortization expense impact on interest expense was $1.4 million, or 39.3 bps of net interest margin on an annualized basis.
•The cost of total deposits, including non-interest bearing deposits, was 1.71% in the first quarter of 2026, compared to 1.80% in the fourth quarter of 2025. The decrease in the cost of deposits was mostly due to a decrease in the rate paid on interest-bearing deposits compared to the fourth quarter of 2025.
•The Company recorded credit provision expense in the first quarter of 2026 of $213.0 thousand on loans and a recapture of $201.0 thousand on unfunded commitments and the Company’s allowance for credit losses at March 31, 2026, was $68.0 million, or 1.3% of total loans.
•Total non-interest income for the first quarter of 2026 was $12.9 million compared to $11.6 million in the prior quarter, primarily due to an increase in gains on securities of $1.9 million and a $821.0 thousand increase in other non-interest income, which was partially offset by a decrease of $1.3 million in income from company-owned life insurance in the first quarter of 2026 compared to the fourth quarter of 2025. In the prior quarter, collection of death proceeds from company-owned life insurance increased non-interest income by $1.7 million.
•Non-interest expense for the first quarter of 2026 was $51.4 million compared to $48.5 million in the fourth quarter of 2025, primarily due to an increase in salaries, wages and employee benefits of $1.6 million, an increase in occupancy costs of $631.0 thousand and an increase in equipment rentals, depreciation and maintenance of $455.0 thousand.
Regulatory capital ratios2
The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of March 31, 2026, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 13.8%2 and 16.5%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 11.3%2 compared to a 5% level to be considered well-capitalized.
Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of March 31, 2026, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 15.2%2 and 16.3%,2 respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 12.0%2 is considered to be well-capitalized.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.
About Burke & Herbert
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
Cautionary Note Regarding Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Burke & Herbert regarding its merger with LINKBANCORP, Inc. (the “proposed transaction”), revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts. Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.
Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert does not assume any duty, and does not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and are subject to significant risks and uncertainties outside of its control. Caution should be exercised against placing undue reliance on forward-looking statements.
The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and LINK; the outcome of any legal proceedings that may be instituted against Burke & Herbert or LINK; the possibility that the proposed transaction will not close due to a failure to meet customary conditions to the closing; the ability of Burke & Herbert and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and LINK do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate LINK’s operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of global macroeconomic conditions and changes in general economic, political and market factors on the proposed transaction or our operations generally (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, including the impact with respect to spending on industries concentrated in our market area, as well as the impact from tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; the effects of any cybersecurity breaches or events; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts and tensions, or public health events (such as pandemics), and of governmental and societal responses thereto; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Burke & Herbert’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports Burke & Herbert files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Interest income
Taxable loans, including fees	$88,083	$97,031	$93,828
Tax-exempt loans, including fees	40	46	44
Taxable securities	9,758	9,487	8,955
Tax-exempt securities	6,082	3,267	5,295
Other interest income	1,493	955	3,018
Total interest income	105,456	110,786	111,140
Interest expense
Deposits	26,720	31,851	29,401
Short-term borrowings	4,590	3,192	4,471
Subordinated debt	2,269	2,729	2,320
Other interest expense	34	27	26
Total interest expense	33,613	37,799	36,218
Net interest income	71,843	72,987	74,922

Credit loss expense - loans and available-for-sale securities	213	900	135
Credit loss (recapture) - off-balance sheet credit exposures	(201)	(399)	1
Total provision for credit losses	12	501	136
Net interest income after credit loss expense	71,831	72,486	74,786

Non-interest income
Fiduciary and wealth management	3,227	2,443	2,923
Service charges and fees	1,855	2,178	2,002
Net gains (losses) on securities	1,799	1	(104)
Income from company-owned life insurance	1,479	1,193	2,803
Bank debit and other card revenue	2,835	2,884	3,164
Other non-interest income	1,658	1,324	837
Total non-interest income	12,853	10,023	11,625

Non-interest expense
Salaries and wages	21,413	20,941	20,332
Pensions and other employee benefits	5,370	5,136	4,889
Occupancy	4,027	4,045	3,396
Equipment rentals, depreciation and maintenance	4,188	4,084	3,733
Core deposit intangible amortization	3,684	4,298	3,684
ATM, card and network expense	1,134	1,132	1,107
FDIC and other regulatory assessments	1,140	914	926
Other operating	10,425	9,114	10,433
Total non-interest expense	51,381	49,664	48,500
Income before income taxes	33,303	32,845	37,911

Income tax expense	5,954	5,644	7,667
Net income	27,349	27,201	30,244
Preferred stock dividends	225	225	225
Net income applicable to common shares	$27,124	$26,976	$30,019

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$53,940	$53,497
Interest-earning deposits with banks	15,652	235,630
Cash and cash equivalents	69,592	289,127
Securities available-for-sale, at fair value	1,826,037	1,615,954
Restricted stock, at cost	45,811	42,187
Loans held-for-sale, at fair value	—	365
Loans	5,404,667	5,387,676
Allowance for credit losses	(67,955)	(67,823)
Net loans	5,336,712	5,319,853
Other real estate owned	3,106	2,689
Premises and equipment, net	136,806	136,809
Accrued interest receivable	37,625	35,442
Intangible assets	38,064	41,747
Goodwill	36,253	34,149
Company-owned life insurance	214,606	213,200
Other assets	183,099	189,104
Total Assets	$7,927,711	$7,920,626

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,367,050	$1,336,380
Interest-bearing deposits	4,965,215	5,067,561
Total deposits	6,332,265	6,403,941
Short-term borrowings	525,000	450,000
Subordinated debentures, net	71,510	70,222
Subordinated debentures owed to unconsolidated subsidiary trusts	17,331	17,268
Accrued interest and other liabilities	117,101	124,546
Total Liabilities	7,063,207	7,065,977

Shareholders’ Equity
Preferred stock and surplus	10,413	10,413
Common stock	7,809	7,800
Common stock, additional paid-in capital	407,070	405,922
Retained earnings	535,798	517,058
Accumulated other comprehensive income (loss)	(69,002)	(58,960)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	864,504	854,649
Total Liabilities and Shareholders’ Equity	$7,927,711	$7,920,626

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Interest-earning assets:
Loans:
Taxable loans	6.64%	6.79%	6.76%	6.90%	6.96%
Tax-exempt loans	7.12	7.03	6.78	5.90	5.90
Total loans	6.64	6.79	6.76	6.90	6.96
Interest-earning deposits and fed funds sold	4.25	3.83	4.33	4.68	5.76
Securities:
Taxable securities	3.78	3.78	3.86	3.83	3.85
Tax-exempt securities	4.48	4.27	4.17	4.20	3.85
Total securities	4.05	3.96	3.97	3.95	3.85
Total interest-earning assets	5.97%	6.06%	6.11%	6.25%	6.31%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.98%	2.07%	2.18%	2.21%	2.16%
Money market & savings	1.83	1.94	2.02	2.01	2.02
Brokered CDs & time deposits	3.11	3.23	3.25	3.37	3.85
Total interest-bearing deposits	2.16	2.28	2.37	2.41	2.53
Borrowings:
Short-term borrowings	3.78	3.93	3.85	3.91	3.88
Subordinated debt borrowings and other	10.46	10.62	9.49	9.62	9.85
Total interest-bearing liabilities	2.44%	2.54%	2.63%	2.68%	2.76%

Taxable-equivalent net interest spread	3.53	3.52	3.48	3.57	3.55
Benefit from use of non-interest-bearing deposits	0.56	0.59	0.60	0.60	0.63
Taxable-equivalent net interest margin (non-GAAP1)	4.09%	4.11%	4.08%	4.17%	4.18%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025

Interest-earning assets:
Loans:
Taxable loans	$5,380,967	$5,482,574	$5,584,315	$5,627,236	$5,651,937
Tax-exempt loans	2,903	3,159	3,511	3,737	4,057
Total loans	5,383,870	5,485,733	5,587,826	5,630,973	5,655,994
Interest-earning deposits and fed funds sold	70,361	222,990	100,445	81,369	40,757
Securities:
Taxable securities	1,128,486	1,031,603	1,034,136	1,059,310	1,039,391
Tax-exempt securities	696,580	623,417	586,129	476,586	435,789
Total securities	1,825,066	1,655,020	1,620,265	1,535,896	1,475,180
Total interest-earning assets	$7,279,297	$7,363,743	$7,308,536	$7,248,238	$7,171,931

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,286,206	$2,315,064	$2,278,587	$2,239,100	$2,216,243
Money market & savings	1,675,034	1,705,028	1,660,401	1,648,338	1,633,307
Brokered CDs & time deposits	1,044,605	1,100,215	1,135,546	1,173,213	1,253,841
Total interest-bearing deposits	5,005,845	5,120,307	5,074,534	5,060,651	5,103,391
Borrowings:
Short-term borrowings	496,501	453,436	453,486	457,775	336,245
Subordinated debt borrowings and other	87,979	86,635	114,900	113,813	112,383
Total interest-bearing liabilities	$5,590,325	$5,660,378	$5,642,920	$5,632,239	$5,552,019

Non-interest-bearing deposits	$1,332,090	$1,358,798	$1,338,188	$1,352,785	$1,371,615

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025

Per common share information
Basic earnings	$1.80	$2.00	$1.98	$1.98	$1.80
Diluted earnings	1.79	1.98	1.97	1.97	1.80
Cash dividends	0.55	0.55	0.55	0.55	0.55
Book value per common share	56.77	56.18	54.02	51.28	49.90
Tangible book value per common share (non-GAAP1)	51.83	51.13	48.72	45.73	44.17

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$7,927,711	$7,920,626	$7,889,037	$8,053,084	$7,838,090
Average interest-earning assets	7,279,297	7,363,743	7,308,536	7,248,238	7,171,931
Loans (gross)	5,404,667	5,387,676	5,559,479	5,590,457	5,647,507
Loans (net)	5,336,712	5,319,853	5,491,875	5,523,201	5,579,754
Securities, available-for-sale, at fair value	1,826,037	1,615,954	1,598,407	1,522,611	1,436,869
Intangible assets	38,064	41,747	45,431	49,114	53,002
Goodwill	36,253	34,149	34,149	34,149	32,842
Non-interest-bearing deposits	1,367,050	1,336,380	1,358,250	1,363,617	1,382,427
Interest-bearing deposits	4,965,215	5,067,561	5,053,802	5,027,357	5,159,444
Deposits, total	6,332,265	6,403,941	6,412,052	6,390,974	6,541,871
Brokered deposits	3,431	64,410	124,386	132,098	246,902
Uninsured deposits	2,060,145	2,057,873	2,022,739	1,963,566	1,943,227
Short-term borrowings	525,000	450,000	450,000	650,000	300,000
Subordinated debt, net	88,841	87,490	86,110	114,692	113,289
Unused borrowing capacity [3]	4,683,943	4,556,923	4,153,137	4,075,313	4,082,879
Total equity	864,504	854,649	822,231	780,018	758,000
Total common equity	854,091	844,236	811,818	769,605	747,587
Accumulated other comprehensive income (loss)	(69,002)	(58,960)	(68,454)	(87,854)	(88,024)

Asset Quality
Provision for credit losses	$12	$136	$262	$624	$501
Net loan charge-offs (recoveries)	81	(84)	226	1,214	1,187
Allowance for credit losses	67,955	67,823	67,604	67,256	67,753
Total delinquencies [4]	93,088	37,080	34,722	29,056	86,223
Nonperforming loans [5]	78,559	74,236	89,051	85,531	64,756

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.
(4) Total delinquencies represent accruing loans 30 days or more past due.
(5) Includes non-accrual loans and loans 90 days past due and still accruing.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Income statement
Interest income	$105,456	$111,140	$111,209	$111,858	$110,786
Interest expense	33,613	36,218	37,439	37,625	37,799
Non-interest income	12,853	11,625	11,585	12,877	10,023
Total revenue (non-GAAP1)	84,696	86,547	85,355	87,110	83,010
Non-interest expense	51,381	48,500	48,092	49,305	49,664
Pretax, pre-provision earnings (non-GAAP1)	33,315	38,047	37,263	37,805	33,346
Provision for (recapture of) credit losses	12	136	262	624	501
Income before income taxes	33,303	37,911	37,001	37,181	32,845
Income tax expense	5,954	7,667	7,037	7,284	5,644
Net income	27,349	30,244	29,964	29,897	27,201
Preferred stock dividends	225	225	225	225	225
Net income applicable to common shares	$27,124	$30,019	$29,739	$29,672	$26,976

Ratios
Annualized return on average assets	1.39%	1.49%	1.50%	1.51%	1.41%
Annualized return on average equity	12.62	14.14	14.88	15.50	14.57
Net interest margin (non-GAAP1)	4.09	4.11	4.08	4.17	4.18
Efficiency ratio	60.67	56.03	56.34	56.60	59.83
Loan-to-deposit ratio	85.35	84.13	86.70	87.47	86.33
Consolidated Common Equity Tier 1 (CET1) capital ratio [2]	13.78	13.45	12.79	12.22	11.77
Consolidated Total risk-based capital ratio [2]	16.52	16.17	15.44	15.27	14.79
Consolidated Leverage ratio[2]	11.27	10.92	10.71	10.42	10.12
Allowance coverage ratio	1.26	1.26	1.22	1.20	1.20
Allowance for credit losses as a percentage of non-performing loans	86.50	91.36	75.92	78.63	104.63
Non-performing loans as a percentage of total loans	1.45	1.38	1.60	1.53	1.15
Non-performing assets as a percentage of total assets	1.03	0.97	1.16	1.10	0.86
Net charge-offs (recoveries) to average loans (annualized)	0.6 bps	-0.6 bps	1.6 bps	8.6 bps	8.5 bps

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Net income applicable to common shares	$27,124	$30,019	$29,739	$29,672	$26,976
Add back significant items (tax effected):
Merger-related	1,114	—	—	—	—
Total significant items	1,114	—	—	—	—
Operating net income	$28,238	$30,019	$29,739	$29,672	$26,976

Weighted average dilutive shares	15,131,481	15,139,792	15,112,413	15,023,807	15,026,376
Adjusted diluted EPS	$1.87	$1.98	$1.97	$1.97	$1.80

Non-interest expense	$51,381	$48,500	$48,092	$49,305	$49,664
Remove significant items:
Merger-related	1,410	—	—	—	—
Total significant items	$1,410	$—	$—	$—	$—
Adjusted non-interest expense	$49,971	$48,500	$48,092	$49,305	$49,664
Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Interest income	$105,456	$111,140	$111,209	$111,858	$110,786
Interest expense	33,613	36,218	37,439	37,625	37,799
Non-interest income	12,853	11,625	11,585	12,877	10,023
Total revenue (non-GAAP1)	$84,696	$86,547	$85,355	$87,110	$83,010
Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Income before taxes	$33,303	$37,911	$37,001	$37,181	$32,845
Provision for (recapture of) credit losses	12	136	262	624	501
Pretax, pre-provision earnings (non-GAAP1)	$33,315	$38,047	$37,263	$37,805	$33,346
Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Common shareholders' equity	$854,091	$844,236	$811,818	$769,605	$747,587
Less:
Intangible assets	38,064	41,747	45,431	49,114	53,002
Goodwill	36,253	34,149	34,149	34,149	32,842
Tangible common equity (non-GAAP1)	$779,774	$768,340	$732,238	$686,342	$661,743
Shares outstanding at end of period	15,045,941	15,028,524	15,028,524	15,007,712	14,982,807
Tangible book value per common share (non-GAAP1)	$51.83	$51.13	$48.72	$45.73	$44.17
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from shareholders' equity and retain the effect of accumulated other comprehensive income/(loss) in shareholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Tangible Common Assets (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Total assets	$7,927,711	$7,920,626	$7,889,037	$8,053,084	$7,838,090
Less:
Intangible assets	38,064	41,747	45,431	49,114	53,002
Goodwill	36,253	34,149	34,149	34,149	32,842
Tangible assets (non-GAAP1)	$7,853,394	$7,844,730	$7,809,457	$7,969,821	$7,752,246

Tangible common equity / tangible assets (non-GAAP1)	9.93%	9.79%	9.38%	8.61%	8.54%
In management’s view, tangible common assets measures complement tangible common equity measures and may be meaningful to the Company, as well as analysts and investors, in assessing balance sheet composition and leverage and in facilitating comparisons with peers. These non‑GAAP measures enhance transparency by eliminating intangible assets from total assets, thereby providing additional insight into the relationship between the Company’s tangible asset base and its tangible common equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Return and Adjusted Return on Average Tangible Common Equity and Average Assets (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Average common shareholders' equity	$861,274	$832,411	$782,577	$757,354	$740,417
Average goodwill and other intangibles	(76,923)	(79,338)	(83,079)	(85,562)	(88,899)
Average deferred tax liabilities on goodwill and other intangibles	8,602	9,382	9,787	10,567	11,389
Average tangible common equity (non-GAAP1)	$792,953	$762,455	$709,285	$682,359	$662,907

Average total assets	$7,913,098	$7,979,528	$7,890,929	$7,864,185	$7,768,738
Average goodwill and other intangibles	(76,923)	(79,338)	(83,079)	(85,562)	(88,899)
Average deferred tax liabilities on goodwill and other intangibles	8,602	9,382	9,787	10,567	11,389
Average tangible total assets (non-GAAP1)	$7,844,777	$7,909,572	$7,817,637	$7,789,190	$7,691,228

Net income applicable to common shareholders	$27,124	$30,019	$29,739	$29,672	$26,976

Operating net income applicable to common shareholders (non-GAAP1)	$28,238	$30,019	$29,739	$29,672	$26,976

Annualized return on average common equity	12.77%	14.31%	15.08%	15.71%	14.78%
Annualized adjusted return on average common equity (non-GAAP1)	13.30	14.31	15.08	15.71	14.78
Annualized return on average tangible common equity (non-GAAP1)	13.87	15.62	16.63	17.44	16.50
Annualized adjusted return on average tangible common equity (non-GAAP1)	14.44	15.62	16.63	17.44	16.50
Annualized return on average assets	1.39	1.49	1.50	1.51	1.41
Annualized adjusted return on average assets (non-GAAP1)	1.45	1.49	1.50	1.51	1.41
In management’s view, adjusted return on average common equity, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted return on average assets are performance metrics that may be meaningful to the Company, as well as analysts and investors, in evaluating the Company’s profitability and efficiency in deploying capital and assets and in facilitating comparisons with peers. These non‑GAAP measures provide additional insight into the Company’s underlying operating performance by focusing on returns generated from common equity, tangible common equity, and total assets, as applicable.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)
The adjusted measures exclude the after‑tax effect of one‑time merger‑related expenses, which management believes enhances period‑to‑period comparability and provides a more representative view of the Company’s ongoing earnings performance. Return on average tangible common equity measures further isolate performance attributable to tangible capital by excluding the impact of intangible assets, while return on average assets reflects the Company’s effectiveness in generating earnings from its overall asset base. Management believes these measures, when considered together and alongside GAAP results, provide useful supplemental information for assessing profitability, capital efficiency, and operating trends.

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	March 31	December 31	September 30	June 30	March 31
	2026	2025	2025	2025	2025
Net interest income	$71,843	$74,922	$73,770	$74,233	$72,987
Taxable-equivalent adjustments	1,628	1,420	1,305	1,059	881
Net interest income (Fully Taxable-Equivalent - FTE)	$73,471	$76,342	$75,075	$75,292	$73,868

Average interest-earning assets	$7,279,297	$7,363,743	$7,308,536	$7,248,238	$7,171,931
Net interest margin (non-GAAP1)	4.09%	4.11%	4.08%	4.17%	4.18%
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.